Exhibit 23.1

PRICE WATER HOUSE COOPERS

Price Water House Coopers LLP
300 Madison Avenue
New York, NY 10017
Telephone (646) 471 4000
Facsimile (646) 471 8910

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus Supplement of First Horizon ABS Trust 2004-HE4, relating to the Mortgage Pass-Through Certificates, Series 2004-+HE4, comprising part of the Registration Statement (No 333-119657) of First Horizon Asset Securities, Inc., of our report dated February 13, 2004 relating to the financial statements, which appears in Item 8 of MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statements of MBIA Insurance Corporation as of December 31, 2003, and 2002, and for each of the three years in the period ended December 31, 2002, which is included in Exhibit 99 to such Annual Report on Form 10-K. We also consent to the referenced to us under the heading “Experts” in the Prospectus Supplement.

/s/ Price Water House Coopers LLP
December 22, 2004